UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2023

 UNIQUE FABRICATING, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-37480	46-1846791
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Standard Parkway
Auburn Hills,	Michigan	48326
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (248) 853-2333
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.001 per share	UFAB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.
On February 3, 2023, Unique Fabricating NA, Inc. (the “US Borrower”) and Unique-Intasco Canada, Inc. (the “CA Borrower” and together with the US Borrower, the “Borrowers” or the “Company”) and their subsidiaries entered into the Tenth Amendment to Credit Agreement (“Tenth Amendment”) with respect to the Amended and Restated Credit Agreement, as amended, among the Borrowers, their subsidiaries, the financial institutions signatory thereto (the “Lenders”) and Citizens Bank, National Association, a national banking association, as Administrative Agent for the lenders (the “Agent”), as amended, included by the Forbearance Agreement (the “Credit Agreement”). The Tenth Amendment, among other things, amends the Repayment Date from February 3, 2023, to February 17, 2023. The Tenth Amendment further requires, among other things that, on or before February 14, 2023, the Borrowers deliver to the Agent (i) at least one fully-executed term sheet from a counterparty of known standing in the business community possessing demonstrated financial wherewithal (or demonstrated experience in organizing or coordinating funding with other funding sources) to consummate a Refinancing Transaction, as defined, which term sheet describes a transaction which provides for sufficient net proceeds to the Borrowers to repay the Loans and other Indebtedness in full on or before the Repayment Date; and (ii) evidence satisfactory to the Agent that the parties to the term sheet have commenced to prepare definitive documentation necessary to consummate the Refinancing Transaction. The Tenth Amendment further states that the Agent and Lenders understand that the Refinancing Transaction may encompass one or more financing sources including senior debt, subordinated debt, and equity financing and that the condition may be satisfied by one or more term sheets.
The failure to meet the milestone dates set forth in the Tenth Amendment, including repayment of the Loans and other Indebtedness in full on or before the Repayment Date, will constitute an Event of Default under Section 8.1 of the Credit Agreement, entitling the Agent and Lenders to exercise their rights and remedies under the Loan Documents and other applicable law.
This summary of the Tenth Amendment to Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Tenth Amendment to Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
10.1
Tenth Amendment to Credit Agreement, dated as of February 3, 2023, by and between the financial institutions signatory thereto, Citizens Bank, National Association, as Administrative Agent for the Lenders, Unique Fabricating NA, Inc. and Unique-Intasco Canada, Inc.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE FABRICATING, INC.
Date: February 6, 2023	By:	/s/ Brian P. Loftus
Brian P. Loftus
Chief Financial Officer